AMENDMENT NO. 44

TO

MASTER INVESTMENT ADVISORY AGREEMENT

This Amendment dated as of April 17, 2020, amends the Master Investment Advisory Agreement (the “Agreement”), dated September 11, 2000, between AIM Investment Funds (Invesco Investment Funds), a Delaware statutory trust, and Invesco Advisers, Inc., a Delaware corporation.

W I T N E S S E T H:

`WHEREAS, the the parties desire to amend the Agreement to (i) remove Invesco Oppenheimer Capital Income Fund, Invesco Oppenheimer Global Multi-Asset Income Fund and Invesco Oppenheimer Global Infrastructure Fund and (ii) reduce the contractual advisory fee schedule of Invesco Global Infrastructure Fund;

NOW, THEREFORE, the parties agree as follows;

1.	Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

“APPENDIX A

FUNDS AND EFFECTIVE DATES

Name of Fund	Effective Date of Advisory Agreement
Invesco All Cap Market Neutral Fund	December 16, 2013

Invesco Balanced-Risk Allocation Fund	May 29, 2009

Invesco Balanced-Risk Commodity Strategy Fund	November 29, 2010

Invesco Greater China Fund	March 31, 2006

Invesco Developing Markets Fund	September 1, 2001

Invesco Emerging Markets Select Equity Fund	May 31, 2011

Invesco Endeavor Fund	November 3, 2003

Invesco Health Care Fund	September 1, 2001

Invesco Global Infrastructure Fund	April 22, 2014

Invesco Global Market Neutral Fund	December 16, 2013

Invesco Global Targeted Returns Fund	December 16, 2013

Invesco Long/Short Equity Fund	December 16, 2013

Invesco Low Volatility Emerging Markets Fund	December 16, 2013

Invesco Macro Allocation Strategy Fund	September 25, 2012

Invesco Multi-Asset Income Fund	December 14, 2011

Invesco Oppenheimer Developing Markets Fund	May 24, 2019

Invesco Oppenheimer Discovery Mid Cap Growth Fund	May 24, 2019

Invesco Oppenheimer Emerging Markets Innovators Fund	May 24, 2019

Invesco Oppenheimer Emerging Markets Local Debt Fund	May 24, 2019

Invesco Oppenheimer Fundamental Alternatives Fund	May 24, 2019

Invesco Oppenheimer Global Allocation Fund	May 24, 2019

Invesco Oppenheimer Global Strategic Income Fund	May 24, 2019

Invesco Oppenheimer International Bond Fund	May 24, 2019

Invesco Oppenheimer SteelPath MLP Alpha Fund	May 24, 2019

Invesco Oppenheimer SteelPath MLP Alpha Plus Fund	May 24, 2019

Invesco Oppenheimer SteelPath MLP Income Fund	May 24, 2019

Invesco Oppenheimer SteelPath MLP Select 40 Fund	May 24, 2019

Invesco Oppenheimer Total Return Bond Fund	May 24, 2019

Invesco Pacific Growth Fund	February 12, 2010

Invesco Select Companies Fund	November 3, 2003

Invesco U.S. Managed Volatility Fund	December 18, 2017

Invesco World Bond Factor Fund	March 31, 2006

APPENDIX B

COMPENSATION TO THE ADVISOR

The Trust shall pay the Adviser, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

Invesco All Cap Market Neutral Fund

Net Assets	Annual Rate

First $250 million	0.85%
Next $250 million	0.82%
Next $500 million	0.80%
Next $1.5 billion	0.77%
Next $2.5 billion	0.75%
Next $2.5 billion	0.72%
Next $2.5 billion	0.70%
Over $10 billion	0.67%

Invesco Balanced-Risk Allocation Fund

Net Assets	Annual Rate*

First $250 million	0.95%
Next $250 million	0.925%
Next $500 million	0.90%
Next $1.5 billion	0.875%
Next $2.5 billion	0.85%
Next $2.5 billion	0.825%
Next $2.5 billion	0.80%
Over $10 billion	0.775%

*

To the extent Invesco Balanced-Risk Allocation Fund invests its assets in Invesco Cayman Commodity Fund I Ltd., a direct wholly-owned subsidiary of Invesco Balanced-Risk Allocation Fund, the Adviser shall not collect the portion of the advisory fee that the Adviser would otherwise be entitled to collect from Invesco Balanced-Risk Allocation Fund, in an amount equal to 100% of the advisory fee that the Adviser receives from Invesco Cayman Commodity Fund I Ltd.

Invesco Balanced-Risk Commodity Strategy Fund

Net Assets	Annual Rate*

First $250 million	1.050%
Next $250 million	1.025%
Next $500 million	1.000%
Next $1.5 billion	0.975%
Next $2.5 billion	0.950%
Next $2.5 billion	0.925%
Next $2.5 billion	0.900%
Over $10 billion	0.875%

*

To the extent Invesco Balanced-Risk Commodity Strategy Fund invests its assets in Invesco Cayman Commodity Fund III Ltd., a direct wholly-owned subsidiary of Invesco Balanced-Risk Commodity Strategy Fund, the Adviser shall not collect the portion of the advisory fee that the Adviser would otherwise be entitled to collect from Invesco Balanced-Risk Commodity Strategy Fund, in an amount equal to 100% of the advisory fee that the Adviser receives from Invesco Cayman Commodity Fund III Ltd.

Invesco Greater China Fund

Invesco Developing Markets Fund

Invesco Emerging Markets Select Equity Fund

Invesco Low Volatility Emerging Markets Fund

Net Assets	Annual Rate

First $250 million	0.935%
Next $250 million	0.91%
Next $500 million	0.885%
Next $1.5 billion	0.86%
Next $2.5 billion	0.835%
Next $2.5 billion	0.81%
Next $2.5 billion	0.785%
Over $10 billion	0.76%

Invesco Health Care Fund

Net Assets	Annual Rate

First $350 million	0.75%
Next $350 million	0.65%
Next $1.3 billion	0.55%
Next $2 billion	0.45%
Next $2 billion	0.40%
Next $2 billion	0.375%
Over $8 billion	0.35%

Invesco Global Infrastructure Fund

Net Assets	Annual Rate

First $1 billion	0.840%
Next $1 billion	0.800%
Next $3 billion	0.780%
Over $5 billion	0.7325%

Invesco Global Market Neutral Fund

Net Assets	Annual Rate

First $250 million	0.95%
Next $250 million	0.93%
Next $500 million	0.91%
Next $1.5 billion	0.89%
Next $2.5 billion	0.87%
Next $2.5 billion	0.85%
Next $2.5 billion	0.83%
Over $10 billion	0.81%

Invesco Global Targeted Returns Fund

Invesco Macro Allocation Strategy Fund

Net Assets	Annual Rate*
First $250 million	1.10%
Next $250 million	1.08%
Next $500 million	1.05%
Next $1.5 billion	1.03%
Next $2.5 billion	1.00%
Next $2.5 billion	0.98%
Next $2.5 billion	0.95%
Over $10 billion	0.93%

*

To the extent Invesco Macro Allocation Strategy Fund invests its assets in Invesco Cayman Commodity Fund V Ltd., a direct wholly-owned subsidiary of Invesco Macro Allocation Strategy Fund, the Adviser shall not collect the portion of the advisory fee that the Adviser would otherwise be entitled to collect from Invesco Macro Allocation Strategy Fund, in an amount equal to 100% of the advisory fee that the Adviser receives from Invesco Cayman Commodity Fund V Ltd.

Invesco Long/Short Equity Fund

Net Assets	Annual Rate
First $250 million	0.80%
Next $250 million	0.77%
Next $500 million	0.75%
Next $1.5 billion	0.72%
Next $2.5 billion	0.70%
Next $2.5 billion	0.67%
Next $2.5 billion	0.65%
Over $10 billion	0.62%

Invesco World Bond Factor Fund

Net Assets	Annual Rate
First $2billion	0.27%
Over $2 billion	0.25%

Invesco Endeavor Fund

Invesco Select Companies Fund

Net Assets	Annual Rate
First $250 million	0.745%
Next $250 million	0.73%
Next $500 million	0.715%
Next $1.5 billion	0.70%
Next $2.5 billion	0.685%
Next $2.5 billion	0.67%
Next $2.5 billion	0.655%
Over $10 billion	0.64%

Invesco Pacific Growth Fund

Net Assets	Annual Rate

First $1 billion	0.87%
Next $1 billion	0.82%
Over $2 billion	0.77%

Invesco Multi-Asset Income Fund

Net Assets	Annual Rate

First $500 million	0.50%
Next $500 million	0.45%
Next $500 million	0.40%
Over $1.5 billion	0.39%

Invesco U.S. Managed Volatility Fund

Net Assets	Annual Rate
All Assets	0.10%

Invesco Oppenheimer Developing Markets Fund*

Net Assets	Annual Rate

First $250 million	1.00%
Next $250 million	0.95%
Next $500 million	0.90%
Next $6 billion	0.85%
Next $3 billion	0.80%
Next $20 billion	0.75%
Next $15 billion	0.74%
Over $45 billion	0.73%

Invesco Oppenheimer Discovery Mid Cap Growth Fund*

Net Assets	Annual Rate

First $500 million	0.68%
Next $500 million	0.65%
Next $4 billion	0.62%
Over $5 billion	0.60%

Invesco Oppenheimer Emerging Markets Innovators Fund*

Net Assets	Annual Rate

First $500 million	1.15%
Next $500 million	1.10%
Next $4 billion	1.05%
Over $5 billion	1.00%

Invesco Oppenheimer Emerging Markets Local Debt Fund*

Net Assets	Annual Rate

First $500 million	0.70%
Next $500 million	0.65%
Next $4 billion	0.60%
Over $5 billion	0.58%

Invesco Oppenheimer Fundamental Alternatives Fund*

Net Assets	Annual Rate**

First $1 billion	0.85%
Next $500 million	0.80%
Next $500 million	0.75%
Next $500 million	0.70%
Next $500 million	0.65%
Next $500 million	0.60%
Next $500 million	0.55%
Over $4 billion	0.50%

**

To the extent Invesco Oppenheimer Fundamental Alternatives Fund invests its assets in Invesco Oppenheimer Fundamental Alternatives Fund (Cayman) Ltd., a direct wholly-owned subsidiary of Invesco Oppenheimer Fundamental Alternatives Fund, the Adviser shall not collect the portion of the advisory fee that the Adviser would otherwise be entitled to collect from Invesco Oppenheimer Fundamental Alternatives Fund, in an amount equal to 100% of the advisory fee that the Adviser receives from Invesco Oppenheimer Fundamental Alternatives Fund (Cayman) Ltd.

Invesco Oppenheimer Global Allocation Fund*

Net Assets	Annual Rate**

First $1 billion	0.80%
Next $2 billion	0.76%
Next $1 billion	0.71%
Next $1 billion	0.66%
Next $1 billion	0.60%
Next $1 billion	0.55%
Next $2 billion	0.50%
Over $9 billion	0.48%

**

To the extent Invesco Oppenheimer Global Allocation Fund invests its assets in Invesco Oppenheimer Global Allocation Fund (Cayman) Ltd., a direct wholly-owned subsidiary of Invesco Oppenheimer Global Allocation Fund, the Adviser shall not collect the portion of the advisory fee that the Adviser would otherwise be entitled to collect from Invesco Oppenheimer Global Allocation Fund, in an amount equal to 100% of the advisory fee that the Adviser receives from Invesco Oppenheimer Global Allocation Fund (Cayman) Ltd.

*	The advisory fee payable by the Fund shall be reduced by any amounts paid by such Fund under the Administrative Services Agreement between such Fund and Invesco Advisers, Inc.

Invesco Oppenheimer Global Strategic Income Fund*

Net Assets	Annual Rate**

First $200 million	0.75%
Next $200 million	0.72%
Next $200 million	0.69%
Next $200 million	0.66%
Next $200 million	0.60%
Next $4 billion	0.50%
Next $5 billion	0.48%
Over $10 billion	0.46%

**

To the extent Invesco Oppenheimer Global Strategic Income Fund invests its assets in Invesco Oppenheimer Global Strategic Income Fund (Cayman) Ltd., a direct wholly-owned subsidiary of Invesco Oppenheimer Global Strategic Income Fund, the Adviser shall not collect the portion of the advisory fee that the Adviser would otherwise be entitled to collect from Invesco Oppenheimer Global Strategic Income Fund, in an amount equal to 100% of the advisory fee that the Adviser receives from Invesco Oppenheimer Global Strategic Income Fund (Cayman) Ltd.

Invesco Oppenheimer International Bond Fund*

Net Assets	Annual Rate**

First $200 million	0.75%
Next $200 million	0.72%
Next $200 million	0.69%
Next $200 million	0.66%
Next $200 million	0.60%
Next $4 billion	0.50%
Next $10 billion	0.48%
Over $15 billion	0.45%

**

To the extent Invesco Oppenheimer International Bond Fund invests its assets in Invesco Oppenheimer International Bond Fund (Cayman) Ltd., a direct wholly-owned subsidiary of Invesco Oppenheimer International Bond Fund, the Adviser shall not collect the portion of the advisory fee that the Adviser would otherwise be entitled to collect from Invesco Oppenheimer International Bond Fund, in an amount equal to 100% of the advisory fee that the Adviser receives from Invesco Oppenheimer International Bond Fund (Cayman) Ltd.

Invesco Oppenheimer SteelPath MLP Alpha Fund*

Net Assets	Annual Rate

First $3 billion	1.10%
Next $2 billion	1.08%
Over $5 billion	1.05%

Invesco Oppenheimer SteelPath MLP Alpha Plus Fund*

Net Assets	Annual Rate

First $3 billion	1.25%
Next $2 billion	1.23%
Over $5 billion	1.20%

*	The advisory fee payable by the Fund shall be reduced by any amounts paid by such Fund under the Administrative Services Agreement between such Fund and Invesco Advisers, Inc.

Invesco Oppenheimer SteelPath MLP Income Fund*

Net Assets	Annual Rate

First $3 billion	0.95%
Next $2 billion	0.93%
Over $5 billion	0.90%

Invesco Oppenheimer SteelPath MLP Select 40 Fund*

Net Assets	Annual Rate

First $3 billion	0.70%
Next $2 billion	0.68%
Over $5 billion	0.65%

Invesco Oppenheimer Total Return Bond Fund*

Net Assets	Annual Rate

First $500 million	0.40%
Next $500 million	0.35%
Next $4 billion	0.33%
Over $5 billion	0.31%”

2.	In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

*	The advisory fee payable by the Fund shall be reduced by any amounts paid by such Fund under the Administrative Services Agreement between such Fund and Invesco Advisers, Inc.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.

AIM INVESTMENT FUNDS
(INVESCO INVESTMENT FUNDS)

Attest:	/s/ Elizabeth Nelson	By:	/s/ Jeffrey H. Kupor
	Assistant Secretary		Jeffrey H. Kupor
Secretary, Senior Vice President and
Chief Legal Officer

INVESCO ADVISERS, INC.

Attest:	/s/ Elizabeth Nelson	By:	/s/ Jeffrey H. Kupor
	Assistant Secretary		Jeffrey H. Kupor
Senior Vice President & Secretary